State of Delaware
Secretary of State
Division of Corporations
Delivered 10:37 AM 03/19/2019
FILED 10:37 AM 03/19/2019
SR 20192086142 - File Number 3548455

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Of
GHST WORLD INC.

1. The name of the corporation is GHST World Inc. (the "Company").

2. The address of its registered office in the State of Delaware, County of New Castle, is 3411 Silverside Road, Tatnall Building #104, Wilmington, DE 19810. The name of its registered agent at such address is Corporate Creations Network Inc.

3. The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. (a) Authorized Shares. The total number of shares of stock of all classes and series the Company shall have authority to issue is 710,000,000 shares, consisting of (i) 700,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). Of the 10,000,000 shares of Preferred Stock there are outstanding: (a) the Series A Preferred Stock of the Company, having the rights, preferences and qualifications as provided in Section 4(b) below, and (b) the Series B Preferred Stock of the Company, having the rights, preferences and qualifications as provided in Section 4(c) below.

(b) Series A Preferred Stock.

(i) Number. The Company hereby authorizes the issuance of 6,000 shares of Preferred Stock, designated as Series A Preferred Stock (the "Series A").

(ii) Voting.

(1) Except as provided by law or by Section 4(b)(ii)(2) below, holders of the Series A (the "Holders") shall have the right to vote on any matter affecting the Company in the same manner and on the same basis as shares of Common Stock (except for the number of votes per share) on all matters requiring the approval of holders of Common Stock or Series A. Each share of Series A shall be entitled to 25,000 votes per share.

(2) The Company shall not amend, alter or repeal the preferences, special rights or other powers of the Series A so as to affect adversely the Series A, without the written consent or affirmative vote of the Holders of at least two thirds of the then outstanding shares of Series A to be affected by amendment, alteration or repeal, given in writing or by vote at a meeting, voting separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over or on a parity with the Series A as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall not be deemed to adversely affect the Series A.

(iii) Restrictions. The Company shall not modify the terms of the Series A at any time when shares of Series A are outstanding, without the approval of the Holders of at least two thirds of the then outstanding shares of Series A given in writing or by vote at a meeting, voting separately as a series, except where the vote or written consent of the Holders of a greater number of shares of the Company is required by law or by the Corporation's Certificate of Incorporation, as amended.

(iv) Assignment. Subject to all applicable restrictions on transfer, the rights and obligations of the Company and the Holder of the Series A shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

(v) Record Holders. The Company may deem and treat the record holder of any shares of Series A as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

(c) Series B Preferred Stock.

(a.i.1.a.i) Designation; Ranking. A series of Preferred Stock is hereby designated as Series B Preferred Stock (the "Series B"). The Series B shall, with respect to distributions upon liquidation, winding up or dissolution of the Company, rank senior (i) to all classes of Common Stock and (ii) to each other class of capital stock of the Company, or series of Preferred Stock of the Company hereafter created (collectively referred to, together with all classes of Common Stock, as "Junior Securities").

(a.i.1.a.ii) Number. The number of shares constituting Series B Preferred Stock is fixed at 2,200 shares, par value $0.001 per share, and such amount may not be increased or decreased except with the written consent of the holders of at least a majority of the issued and outstanding Series B Preferred Stock, except as provided in Section 4(c)(v). Further, apart from Section 4(d)(v), the number of shares of Series B may not be increased without approval of the shareholders of the Company.

(a.i.1.a.iii) Liquidation. The liquidation preference of the Series B shall be $27.50 per share as adjusted for each stock combination, stock split, recapitalization, or similar corporate action that is the functional equivalent of any of the foregoing, with respect to such share, plus any and all accrued unpaid dividends thereon (the "Liquidation Amount"). Upon the occurrence of any Liquidation Event (as defined in Section 4(c)(iii), the funds and assets that may be legally distributed to the Company's shareholders (the "Available Funds and Assets") shall be distributed to the holders of Series B in the following manner:

(a.i.1) Liquidation Preference. Upon any Liquidation Event, each holder of outstanding shares of the Series B shall be entitled to be paid out of the Available Funds and Assets before any amount shall be paid or distributed to the holders of the Common Stock or the holders of any other series or class of stock of the Company, an amount per share equal to the Liquidation Amount for each share of Series B outstanding before any cash distribution shall be made or any other assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Company.

If upon any Liquidation Event, the Available Funds and Assets to be distributed to the holders of the Series B shall be insufficient to permit the payment to such shareholders of their full preferential amount described herein, then all of the Available Funds and Assets shall be distributed among the holders of the then outstanding Series B pro rata according to the number of outstanding shares of Series B held by each holder thereof.

(a.i.2) Liquidation Event. "Liquidation Event" shall mean (i) the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or (ii) (A) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "Combination Transaction") in which the Company is a constituent party, or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such Combination Transaction, if, as a result of such Combination Transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an "Acquiring Shareholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such Combination Transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Shareholder; or (B) a sale, lease, license, transfer or other disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company. An "Acquiring Shareholder" means a shareholder or shareholders of the corporation that (1) merges or combines with the Company in such Combination Transaction or (2) owns or controls a majority of another corporation that merges or combines with the Company in such Combination Transaction.

(a.i.3) Remaining Assets. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of Series B of their full preferential amounts, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof, subject to the rights of any other holders of Preferred Stock to share in the any distribution of the remaining Available Funds and Assets available for distribution.

(a.i.3.a.iv) Voting. The Series B shall not be entitled to vote on any matter which comes before the shareholders, except as may be expressly provided by law. In that event, each share of Series B shall be entitled to one vote.

(a.i.3.a.v) Adjustments. No adjustment to the number of shares of Series B or the Liquidation Amount shall be made in the event of any action including stock splits, stock dividends or combinations.

(a.i.3.a.vi) Conversion. The Series B shall not be convertible into any other security of the Company.

(a.i.3.a.vii) Redemption. The Series B shall not be redeemable.

(a.i.3.a.viii) Record Holders. The Company and its transfer agent, if any, for the Series B may deem and treat the record holder of any shares of Series B as reflected on the books and records of the Company as the sole true and lawful owner thereof for all purposes, and neither the Company nor any such transfer agent shall be affected by any notice to the contrary.

(a.i.3.a.ix) Equal Treatment of Holders. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Series B. For clarification purposes, this provision constitutes a separate right granted to each holder by the Company and negotiated separately by each holder, and is intended for the Company to treat all holders of the Series B as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series B or otherwise.

(a.i.3.d) Designation of a Series of Preferred Stock. The Board of Directors shall have the power to issue the remaining shares of Preferred Stock and to prescribe the classes, series and the number of each class or series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock.

5. The Company is to have perpetual existence. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, alter or repeal the Bylaws of the Company.

6. Elections of directors need not be by written ballot unless the Bylaws of the Company shall so provide. Meetings of shareholders may be held within or without the State of Delaware as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

7. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in the Company's Certificate of Incorporation, Certificate of Designation, or Bylaws, any action requiring approval of the Company's shareholders may be taken by written consent of the shareholders, in lieu of holding a meeting, in accordance with the requirements of the Delaware General Corporation Law.

8. No director of this Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. Nothing in this paragraph shall serve to eliminate or limit the liability of a director (a) for any breach of the

director's duty of loyalty to this Company or its shareholders, (b) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section 8 by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

9. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (except as provided in Section 9(f)) whether civil, criminal or administrative, (a "Proceeding"), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (an "Investigation"), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "Indemnitee"), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section 9 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that such Advancement of Expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (an "Undertaking").

(b) If a claim under Section 9(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.

(i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and

(ii) any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the Company.

(c) The rights to indemnification and to the Advancement of Expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaw, agreement, insurance policies, vote of shareholders or disinterested directors or otherwise.

(d) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e) The Company may, to the extent authorized from time-to-time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Section 9 with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Company.

(f) Notwithstanding the indemnification provided for by this Section 9, the Company's Bylaws, or any written agreement, such indemnity shall not include any expenses, liabilities or losses including but not limited to Advancement of Expenses incurred by such Indemnitees relating to or arising from any Proceeding in which the Company asserts a direct claim (as opposed to a shareholders' derivative action) against the Indemnitees, whether such claim by the Company is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19 day of March, 2019.

GHST WORLD INC.

Esterino Castellazzi
President and Chairman of Board of Directors

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